Exhibit 99


                                                      CONTACTS:  Media Inquiries
                                                             Christine A. Zwicke
                                                                   248/435-7774
                                                        zwickeca@meritorauto.com

                                                              D. Mike Pennington
                                                                    248/435-1933
                                                        pennindm@meritorauto.com

                                                              Investor Inquiries
                                                                   Paul R. Ryder
                                                                    248/435-4702
                                                         ryderpr@meritorauto.com


                ARVINMERITOR, INC., MERGER COMPLETED; NEW COMPANY
                BEGINS OPERATION TODAY AS A $7.5-BILLION PREMIER
                       TIER-ONE GLOBAL AUTOMOTIVE SUPPLIER

     o ArvinMeritor begins trading on the New York Stock Exchange (NYSE:ARM) today.

     o There are immediate opportunities for considerable sales, operating and cost synergies.

     o Business integration is well under way.

     o Face-to-face communication is building employee understanding, support and involvement.

     o First-year cost savings is estimated at $50 million.

TROY, Mich., (July 10, 2000) - ArvinMeritor, Inc., (NYSE:ARM), the $7.5-billion global automotive supplier newly created by the merger of Arvin Industries, Inc., and Meritor Automotive, Inc., today marked the historic launch of its operations. The merger,

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effective late Friday, July 7, 2000, follows the shareholders' approval of the merger. ArvinMeritor's stock begins trading on the New York Stock Exchange
(NYSE) today under the ticker symbol "ARM."

     "This is a significant day for the automotive industry and an exciting day for ArvinMeritor's employees, customers, shareholders and business partners around the world," said ArvinMeritor Chairman and CEO Larry Yost. "We are well-positioned to benefit from immediate opportunities that include considerable sales, operating and cost synergies that, as separate companies, would not have been possible. Overnight, we have substantially extended our market reach to one another's established customer bases and forged new paths to market. At the same time, our new organization has the capability to accelerate growth; make strategic investments; enlarge our diversified product, service and market portfolio; and enable the development of complete undercarriage and drivetrain system technologies to serve both the light and commercial vehicle industries. We intend to capitalize on our enhanced financial strength and flexibility to take advantage of industry trends that favor companies such as ArvinMeritor.

     "We are committed to deliver annual average top-line growth of 10 percent and earnings per share growth of between 15 and 18 percent to increase shareholder value. The new ArvinMeritor has the scale and scope that forms a strong foundation for additional strategic growth. As a result, we expect to double the size of our new enterprise during the next five years," Yost said.

     Yost continued to say that, as the world's eleventh largest automotive supplier, ArvinMeritor begins operations with not only strong financials, but also a solid leadership team. He said ArvinMeritor's experienced leadership is focused on the timely achievement of the company's primary strategic goals. Those goals are to:

     o Build upon its full-systems initiatives to become the premier global, single-source provider of undercarriage systems and complete drivetrains across the light and commercial vehicle industries respectively;

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     o Capitalize on expanded global capabilities in the areas of sales and and marketing, distribution, technical expertise, service networks, new geographic markets and the company's most valuable asset, its talented and diverse workforce;

     o Focus on continuously improved sales and service performance;

     o Pursue an aggressive e-commerce strategy; and

     o Leverage and expand the company's global footprint.

     ArvinMeritor's management expects the merger to be accretive, contributing positively to net earnings in the first year. It has identified cost synergies, including process improvements, shared services, implementation and combined companywide purchasing strength, which management estimates will produce pre-tax cost savings of approximately $50 million in fiscal 2001 and $100 million by fiscal 2003.

Product Fit Creates Engine for Growth

     Bill Hunt, ArvinMeritor's vice chairman and president, expects revenue growth opportunities from the company's strategic product fit: "Our complementary product lines and technological expertise move us closer to becoming a full undercarriage and drivetrain system integrator and corner module provider, and position us to better support our customers' global needs. These capabilities give us considerable strategic and competitive advantages and a more powerful platform for growth. We want to emphasize that the real excitement lies not in the merger itself, but in where we're going from here."

     Hunt cited several opportunities among the company's eleven major product areas that demonstrate immediate customer benefits of the merger. They are:

     o Full corner module capability - ArvinMeritor will design and engineer ride control and motion control products as integrated systems that are assembled and sequenced for customers, regardless of their geographic location. As a direct result of this merger, ArvinMeritor's Light Vehicle Systems (LVS) will be capable of supplying more than 60 percent of the content of a front-corner module to OEM customers. The company expects corner modules to account for more than 50 percent of the new LVS Corner Module and Assembly Group's business by 2005.

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     o Environmental initiatives: heavy commercial truck emissions control systems - The U.S. Environmental Protection Agency (EPA) has established new proposals aimed at reducing emissions from trucks and buses equipped with diesel engines. ArvinMeritor Exhaust Systems sees significant opportunities to provide its proven emissions control and acoustics technologies to heavy truck OEMs looking for effective emissions solutions in both Europe and the Americas. Arvin has been the leading supplier of exhaust systems for passenger cars.

     o First-of-its-kind exhaust system - The first-ever, mass-market Titanium Exhaust System was recently unveiled on the 2001 Corvette Z06. Using Arvin T-3(TM) (for Titanium, Technology and Testing) proprietary technology, the company can now provide race-quality performance to street applications. Specifically, the titanium system is more than 40 percent lighter than stainless steel. The corrosion-immune and cosmetically attractive system can also improve fuel economy and delivers the superior performance goals set for the 2001 Corvette Z06.

     o New products for heavy vehicle OEMs, aftermarket - Additional revenue sources are expected to open up by leveraging Meritor's long-standing relationships with heavy truck and trailer OEM dealers and parts distributors. These established relationships will enable the new company to cross-sell Arvin's well-established exhaust, ride control and filter products, including Gabriel(R) shock absorbers and Purolator(R) filters, to Meritor customers around the world.

     o Aftermarket e-commerce - Later this year, ArvinMeritor expects to launch a new online parts catalog and ordering system that will significantly speed service for the company's commercial vehicle aftermarket distributor and OEM customers. Later, it will handle replacement parts ordering for the company's light vehicle aftermarket customers, as well.

     o Business-to-business (B2B) real-time, Web-enabled customer data makes it easier to do business with ArvinMeritor - Aftermarket customers, through the company's online, secure Web portal, now have the ability to "click" to instantly access order status. This new service includes invoicing detail, accounts receivable information, application data and competitive product interchange capabilities. The Web-enabled system represents another element of the company's overarching e-business strategy.

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     o Added, innovative applications for Roll Coater products - ArvinMeritor's
       Roll Coater business is actively pursuing new opportunities in the light vehicle aperture (roofs and doors), commercial trailer products, and bus and coach markets. As a result, the business sees an immediate opportunity to capture new sales for this innovative process that is now available for vehicle body applications. This natural path to market for the new company did not exist to this extent, prior to the merger.

Employees Commemorate Historic First Day of Business

     Today, ArvinMeritor is observing Day One for the new company with ceremonies and employee celebrations at facilities around the world. Employees at the company's world headquarters in Troy, Mich., will gather in a virtual global celebration, via live satellite broadcast link-up with more than 100 ArvinMeritor locations worldwide. In the evening, Chairman and CEO Larry Yost and Vice Chairman and President Bill Hunt will host ArvinMeritor customers, suppliers, financial analysts, news media and government representatives at an informal reception.

     Following Day One, Yost, Hunt and other senior executives will go on a worldwide tour, visiting plant cities to meet with employees, customers and community leaders. The tour, named "You Have a Part in It," recognizes the essential contribution all ArvinMeritor employees can make to the future success of ArvinMeritor. It also salutes employees in their efforts to develop superior products and solutions for customers, and to provide components and systems for nearly every vehicle on the road. According to Yost, "Road Tour 2000 is a good chance to remind our people of how important they are in our ability to deliver to our customers."

Integrating the Combined Corporation

     The process of integrating the two companies is well under way. Nineteen teams of ArvinMeritor managers, representing all major business disciplines, have met weekly since April. Their mission is to proactively develop strategies and action plans to smoothly integrate the former Arvin and Meritor businesses with little or no disruption in

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the company's operation. These teams continue to identify efficiencies, and implement best practices that will increase sales, leverage capabilities and deliver cost savings. The senior integration team meets weekly with the Office of the Chairman to report on the progress of the company's integration. With the merger's closing, Yost noted that the comprehensive integration plans are moving forward on an aggressive timetable, with completion expected within one year.

     ArvinMeritor, Inc. is a premier $7.5-billion global transportation industry supplier of a broad range of integrated systems, modules and components, serving light vehicle, commercial truck, trailer and specialty original equipment manufacturers and related aftermarkets. In addition, the company is the leader in coil coating applications, including those for the transportation, appliance, construction and furniture industries. The company is headquartered in Troy, Mich., and employs 36,500 people at more than 120 facilities in 25 countries. ArvinMeritor is traded on the New York Stock Exchange under the ticker symbol ARM. For more information on ArvinMeritor, visit the company's worldwide Web site at: www.arvinmeritorinc.com.

                                      # # #

This news release contains statements relating to future results that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings.







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                               ArvinMeritor, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                              As of March 31, 2000
                                  (in millions)

                                     ASSETS

Current assets:
      Cash                                        $     117
      Net receivables                                 1,333
      Inventories                                       603
      Other current                                     255
                                                  ---------
          Total current                               2,308

Net property                                          1,410
Net goodwill                                            699
Other assets                                            483
                                                  ---------

          Total                                   $   4,900
                                                  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Short-term debt                             $     373
      Accounts payable                                1,089
      Other current                                     536
                                                  ---------
          Total current                               1,998

Long-term debt                                        1,266
Other liabilities                                       599
Minority interests                                       98
Capital securities                                       89
Stockholders' equity                                    850
                                                  ---------

          Total                                   $   4,900
                                                  =========

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                               ArvinMeritor, Inc.
              Unaudited Pro Forma Combined Statements of Operations
                                Fiscal Year 1998
                 (dollars in millions, except per share amounts)

                                           Quarter Ended
                              -------------------------------------- Fiscal Year
                              12/31/97   3/31/98   6/30/98   9/30/98     1998
                              --------   -------   -------   -------     ----

Sales                         $  1,516   $ 1,566   $ 1,652   $ 1,534   $  6,268
                              --------   -------   -------   -------   --------

Operating earnings                  99       109       133        98        439
  percent to sales                6.5%      7.0%      8.1%      6.4%       7.0%

Equity in earnings of affiliates     4         7        11        10         32
Interest expense                   (19)      (19)      (20)      (19)       (77)
                              --------   -------   -------   -------   --------

  Income before taxes               84        97       124        89        394

Provision for income taxes         (33)      (38)      (47)      (31)      (149)
Minority interests                  (3)       (2)       (4)       --         (9)
                              --------   -------   -------   -------   --------

  Net income                  $     48   $    57   $    73   $    58   $    236
                              ========   =======   =======   =======   ========

Earnings per share (1)
  Basic                       $   0.64   $  0.76   $  0.97   $  0.77   $   3.13
                              ========   =======   =======   =======   ========
  Diluted                     $   0.63   $  0.75   $  0.96   $  0.76   $   3.11
                              ========   =======   =======   =======   ========

Average common shares outstanding (millions)
  Basic                           75.1      75.3      75.5      75.7       75.4
  Diluted                         75.7      75.8      76.0      76.1       75.9

Memo items:
  Deprec./amort. exp.         $     44   $    49   $    49    $   48   $    190
  Capital expenditures        $     54   $    43   $    58    $   81   $    236

Note: excludes special items.
      (1) May not add due to rounding.

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                               ArvinMeritor, Inc.
              Unaudited Pro Forma Combined Statements of Operations
                                Fiscal Year 1999
                 (dollars in millions, except per share amounts)


                                           Quarter Ended
                              -------------------------------------- Fiscal Year
                              12/31/98   3/31/99   6/30/99   9/30/99     1999
                              --------   -------   -------   -------     ----

Sales                         $  1,638   $ 1,909   $ 2,064   $ 1,880   $  7,491
                              --------   -------   -------   -------   --------

Operating earnings                 109       131       168       120        528
  percent to sales                6.7%      6.9%      8.1%      6.4%       7.0%

Equity in earnings of affiliates     9        10        11        15         45
Interest expense                   (20)      (29)      (33)      (30)      (112)
                              --------   -------   -------   -------   --------

  Income before taxes               98       112       146       105        461

Provision for income taxes         (37)      (43)      (56)      (39)      (175)
Minority interests                  (2)       (3)       (2)       --         (7)
                              --------   -------   -------   -------   --------

  Net income                  $     59   $    66   $    88   $   66    $    279
                              ========   =======   =======   =======   ========

Earnings per share (1)
  Basic                       $   0.78   $  0.87   $  1.16   $  0.87   $   3.67
                              ========   =======   =======   =======   ========
  Diluted                     $   0.77   $  0.87   $  1.15   $  0.86   $   3.66
                              ========   =======   =======   =======   ========

Average common shares outstanding (millions)
  Basic                           75.9      76.0      76.1      76.1       76.0
  Diluted                         76.3      76.3      76.4      76.4       76.3

Memo items:
  Deprec./amort. exp.         $     50   $    59   $    65   $    65   $    239
  Capital expenditures        $     76   $    55   $    74   $   101   $    306

Note: excludes special items.
      (1) May not add due to rounding.

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                               ArvinMeritor, Inc.
              Unaudited Pro Forma Combined Statements of Operations
                                Fiscal Year 2000
                 (dollars in millions, except per share amounts)

                                           Quarter Ended
                              -------------------------------------- Fiscal Year
                              12/31/99   3/31/00   6/30/00   9/30/00     2000
                              --------   -------   -------   -------     ----

Sales                         $  1,924   $ 2,061   $    --   $    --   $  3,985
                              --------   -------   -------   -------   --------

Operating earnings                 123       148        --        --        271
  percent to sales                6.4%      7.2%        --        --       6.8%

Equity in earnings of affiliates    12        10        --        --         22
Interest expense                   (32)      (34)       --        --        (66)
                              --------   -------   -------   -------   --------

  Income before taxes              103       124        --        --        227

Provision for income taxes         (37)      (46)       --        --        (83)
Minority interests                   1        (3)       --        --         (2)
                              --------   -------   -------   -------   --------

  Net income                  $     67   $    75   $    --   $    --   $    142
                              ========   =======   =======   =======   ========

Earnings per share (1)
  Basic                       $   0.90   $  1.05   $    --   $    --   $   1.95
                              ========   =======   =======   =======   ========
  Diluted                     $   0.90   $  1.05   $    --   $    --   $   1.95
                              ========   =======   =======   =======   ========

Average common shares outstanding (millions)
  Basic                           74.3      71.1        --        --       72.7
  Diluted                         74.4      71.3        --        --       72.8

Memo items:
  Deprec./amort. exp.         $     63   $    65   $    --   $    --   $    128
  Capital expenditures        $     91   $    66   $    --   $    --   $    157

Note: excludes special items.
      (1) May not add due to rounding.